ITEM 9.01.8

(2)

Ex. 1.

EXCLUSIVE RECORDING AGREEMENT

Exclusive Recording Agreement made and entered into as of the 11th day of October, 2007 by and between Her Royal Majesty's Records Inc. ("Company" or "we") d/b/a Bodog Music, with an address at 333 Seymour Street, 10th Floor, Vancouver, British Columbia B60 5A6, Canada, and I.T.E., LLC, a Delaware limited liability company ("you"), f/s/o Earl Simmons p/k/a "DMX" ("Artist"), c/o Scott H. Mason, Esq., 100 Jane Street, Suite 9Q, New York, NY 10014 U.S.A.

1. Exclusive Services: Company hereby engages you to produce and Deliver to Company Recordings embodying the performances of Artist in fulfillment of the Recording Commitment (as defined below), and you hereby accept such engagement and agree to furnish Artist's recording services exclusively to Company in the Territory during the Term and all extensions and renewals thereof. You shall cause Artist to execute and deliver the inducement letter attached hereto as Exhibit A to Company simultaneously with your execution of this agreement. You shall also cause Artist to be available, at Company's reasonable request and subject to Artist's bona fide prior professional commitments, to appear for photography, poster and cover art, promotional appearances and recordings and to participate in other promotional activities in connection with the Committed Albums hereunder, under the direction of Company or its designees and to appear for interviews with representatives of the communications media and Company's publicity personnel.

2. Term:

(a) The term of this agreement (the "Term") shall commence as of the date first above written and shall continue for an initial period (the "First Contract Period") ending on the date which is the last day of the twelfth (12th) full month following the U.S. Release Date for the first Album in satisfaction of your Recording Commitment for the First Contract Period. You hereby grant to Company two (2) options to extend the Term for further periods ("Option Period(s)"), upon the same terms and conditions applicable to the First Contract Period, except as otherwise hereinafter set forth. The Option Period for which Company has exercised its option shall commence upon the expiration of the immediately preceding Contract Period and shall continue until the date which is the last day of the twelfth (12th) full month following the U.S. Release Date of the Album comprising the Recording Commitment for such Option Period. Company shall exercise an option, if at all, by providing written notice to you at any time prior to the date the then current Contract Period would otherwise expire. Notwithstanding anything to the contrary contained herein, if, as of the date when the then current Contract Period would otherwise have expired, Company has neither exercised its option to extend the Term for a further Contract Period nor notified you that Company does not wish to exercise such option, then: (i) you shall immediately notify Company in writing that its option has not yet been exercised (an "Option Warning"); (ii) Company shall be entitled to exercise its option at any time before receiving the Option Warning or within fifteen (15) business days thereafter; and (iii) the current Contract Period shall be deemed to have continued until Company exercises its option or until the end of such fifteen (15) business day period (whichever shall occur first). As used herein, the term "Contract Period" shall mean the First Contract Period or any Option Period of the Term, as such may be suspended or extended as provided herein.

(b) Notwithstanding the foregoing, if (i) Company has exercised its option for the Second Album and you Delivered and Company has released the same, and (ii) Company has exercised its option for a Third Album hereunder but (iii) neither of the First Album or the Second Album has achieved USNRC Net Sales of three hundred thousand (300,000) units or more as reported by Nielsen SoundScan, on or before the date of Company's exercise of its option for the Third Album, then provided you are not then in breach of this agreement you shall have the irrevocable right, exercisable by written notice to Company on or before the date occurring thirty (30) days after Company's exercise of such option, to void such option and your Recording Commitment for the second Option Period, whereupon the Term shall expire thirty (30) days following Company's receipt of such notice, unless otherwise mutually agreed, and thereafter you and Artist shall be entitled to render Artist's exclusive recording services for third parties. For the avoidance of doubt, if either the First Album or Second Album has achieved USNRC Net Sales of three hundred thousand (300,000) units

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or more as reported by Nielsen SoundScan, on or before the date of Company's exercise of its option for the Third Album, then you shall not have the right to void such option exercise.

3. Recording Commitment: During each Contract Period, you shall cause Artist to record and Deliver to Company sufficient Masters to constitute one (1) Album and two (2) re-mixes of the first Single therefrom (collectively, the "Recording Commitment") (each such Album may also be referred to herein as a "Committed Album" or "First Album," "Second Album," etc. as applicable). The Recording Commitment in respect of each Contract Period shall be Delivered to Company within four (4) months following the commencement of each such period, unless Company otherwise expressly agrees in writing.

4. Grant of Rights; Release Commitment; Marketing Restrictions:

(a) All Recordings embodying Artist's performances that are made during the Term or delivered or furnished to Company hereunder (but excluding, for the avoidance of doubt, the underlying Compositions embodied in such Recordings) and all Artwork (but excluding the Logo [as defined below] and any constituent materials furnished by you or Artist or RRI [as defined below], to which Company shall and does hereby have an exclusive, perpetual, gratis right and license throughout the Territory to exploit solely in connection with the manufacture, sale, distribution and/or other exploitation of the Recordings as further set forth herein) shall, from the inception of the recording thereof (and creation thereof, with respect to Artwork), be the property of Company in perpetuity throughout the Territory free from any claims whatsoever by you or Artist or any Person deriving rights from you or Artist, and Company and its designees shall have the exclusive right throughout the Territory to obtain copyright registrations for those Recordings and Artwork in Company's name as the sole author and owner of them and to secure any and all renewals and extensions of copyright throughout the Territory. Each such Recording and Artwork shall be considered a "work made for hire" for Company; if any such Recording or Artwork is determined not to be a "work made for hire" it will be deemed transferred and assigned to Company by this agreement, together with all rights in it (including, without limitation the sound recording copyright, but excluding the copyright in the underlying musical composition). Without limiting the generality of the foregoing, Company and its designees shall have the unlimited, perpetual, exclusive rights, throughout the Territory to exploit such Recordings and Artwork, subject to the terms of this agreement, in any manner and any media whether now or hereafter known. Company shall have the exclusive, perpetual right throughout the Territory, without any liability to any Person, in accordance with the terms of paragraph 4(c) below, to use and to authorize others to use your name and the names (including any professional names heretofore or hereafter adopted), approved likenesses (including approved photographs, approved portraits, approved caricatures and stills derived from any videos made hereunder) and autographs of, and biographical material relating to, Artist, on and in the packaging of Records hereunder, for purposes of advertising, promotion and trade, in connection with the making, exploitation, promotion, marketing and publicity of Recordings under this agreement, the writing and publishing of articles by Company or third parties, and in general goodwill advertising, without payment of additional compensation to you, Artist or any other Person. In addition, Company shall have the right to use the names, likenesses and biographical material relating to any individual producer of any Master, or any other person performing services in connection with Masters solely in connection with the sale, marketing, promotion, advertising and/or other exploitation of such Masters.

(b) (i) Company shall have the exclusive (subject only to the "Existing Sites," as defined below) right throughout the Territory during the Web Site Term (as defined below), free from any claims whatsoever by you or Artist, to: (A) establish and maintain a site on the Internet having the URL "[Artist].com," or similar designation based on or containing Artist's professional name as Company may select (collectively, the "Artist URL") and utilize Artist's professional name in connection with such Artist URL; (B) register the Artist URL and similar names selected by Company and top-level domains (e.g. .com, .net, .uk, etc.) in any and all territories with the appropriate entities, and to secure any and all renewals and extensions thereof on your and/or Artist's behalf in the event that you and/or Artist do not do so promptly following notice from Company or otherwise in a manner so as not to prejudice your and/or Artist's rights with regard thereto, and you hereby appoint Company as your attorney-in-fact for such purpose; (C) refer to a

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site on the Internet or on any New System as "official" sites relating to Artist; and (D) all the preceding rights granted in this paragraph in connection with a site (a "Successor Site") on each system which succeeds or is similar to the Internet (a "New System").

(ii) Company acknowledges that you currently maintain Internet web sites at <www.dmx-official.com> (the "Existing Artist Site") and <www.myspace.com/dmx> (together, the "Existing Sites"), and that Company's exclusive rights in this paragraph 4(b) are subject to your continued ownership and operation of the same; provided, however, that (A) promptly hereafter and for the duration of the Web Site Term, you will allow Company to host the Existing Artist Site on its servers and provide Company with full host access to both Existing Sites; (B) you will meaningfully consult with Company in advance regarding any and all proposed material changes to the Existing Sites that you intend to undertake, directly or indirectly, after the date of this agreement; and (C) all material creative elements and the general "look and feel" pertaining to the Existing Sites shall be subject to your approval (not to be unreasonably withheld, delayed or conditioned, it being deemed unreasonable to withhold approval based on Company's unwillingness to expend more than the costs normally incurred by Company in designing and maintaining artist web sites), subject to your reasonable availability and provided that Company's inadvertent failure to obtain your approval shall not constitute a breach of this agreement. Upon expiration of the Web Site Term, Company will comply with your reasonable written instructions to transfer control of the Existing Site(s) to you and/Artist.

(iii) "Web Site Term" shall mean the time period through the date that is three (3) months after the release of the last Single in connection with the final Album Delivered by you to Company during the Term; provided, that, in no event shall the Web Site Term extend beyond twelve (12) months after the termination of the Term. After the termination of the Web Site Term, Company shall have the non-exclusive right to establish a site on the Internet and any New System utilizing Artist's professional name in connection with Company's distribution of Recordings subject to this agreement.

(iii) Company shall have the right to establish links to and from Company's Internet and New System sites with the Existing Sites and all other sites relating to Artist that you and/or Artist control, in which you and/or Artist have an interest or to which you and/or Artist have granted a third party the right to operate or administer, including fan club sites and sites relating to Artist's merchandising and touring activities. You and Artist shall coordinate with Company with respect to the establishment of such links.

(iv) Company shall be responsible for and pay all costs in connection with establishment, registration and maintenance of the Artist URL. Company shall be responsible for and shall control the operation and contents of the site bearing the Artist URL and any Successor Sites during the Web Site Term; provided that Company shall not without your written approval (which may be given via e-mail) include on the Artist URL (A) any musical material (including, without limitation, musical audiovisual material) not embodying Artist's performances, (B) advertisements or endorsements for products or services other than Records hereunder, merchandise embodying the Artwork and/or Artist's professional name, logotype and/or likeness, or Artist's performance services and (C) links to any site other than (1) the Company site, (2) other sites relating to Artist and (3) sites relating to the exploitation of Merchandising Rights and Records hereunder. It is acknowledged and agreed that Artist's rights of approval as set forth in paragraph 4(c) below shall apply to any materials which are embodied on an Artist URL.

(c) All likenesses, photographs, names, autographs and biographical material concerning Artist which Company utilizes for the purposes herein stated shall be subject to your written approval, which approval (or disapproval) shall be given to Company within ten (10) days after such photographs or biographical material are made available by Company to you, unless Company advises you that a shorter period for approval (or disapproval) is required under the circumstances. Your failure to give such written notice to Company as aforesaid shall be deemed to be approval as to the material for which approval is sought. Promptly following the execution of this agreement, you shall furnish Company with a reasonable number of photographs of Artist and biographical material concerning Artist. All photos, names, autographs

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and biographical material concerning Artist furnished by you or Artist to Company or previously approved by you or Artist at any time shall be deemed approved by you for the purposes hereof. An inadvertent failure by Company to obtain your approval pursuant to this paragraph shall not be a breach of this agreement by Company nor shall it impair Company's rights to exploit the applicable materials. Following Company's receipt of notice from you of Company's failure to obtain any such approval, Company shall use commercially reasonable best efforts to rectify same on a prospective basis with respect to materials thereafter manufactured by Company or advertisements thereafter placed by Company (as the case may be).

(d) Provided neither you nor Artist is in breach of this agreement, Company agrees to commercially release each Album timely Delivered in fulfillment of your Recording Commitment in the United States and Canada within one hundred twenty (120) days following Delivery of the applicable Album. It is understood and agreed that if Company shall have failed to so release any such Album in the United States and/or Canada, you shall have the right, within thirty (30) days following the expiration of said one hundred twenty (120) day period, to notify Company in writing of Company's such failure and of your desire that the Term be terminated if Company does not, within sixty (60) days after Company receives such notice from you, commercially release the applicable Album in the applicable country(ies). Notwithstanding the foregoing, if the last day of any of the one hundred twenty (120) day or sixty (60) day periods referred to in this paragraph 4(d) shall fall between October 15 and December 31 of any year, Company shall not be obligated to release the Album(s) concerned prior to January 31 of the next succeeding year. It is specifically understood and agreed that if Company shall fail to fulfill any such release commitment, Company shall have no liability whatsoever to you, and your only remedy shall be to terminate the Term by written notice to Company within fifteen (15) days following the expiration of the applicable sixty (60) day period.

(e) Provided neither you nor Artist is in breach of this agreement, and if any Committed Album timely Delivered hereunder is listed among the first fifty (50) Albums in the principal weekly chart of best-selling Albums in the United States of America as published by Billboard (i.e., the chart entitled "The Billboard 200" or the chart corresponding most closely to that chart if it is re-titled, reconfigured or discontinued) for five (5) consecutive weeks or longer, and if you notify Company of that listing within thirty (30) days after the date of the fifth (5th) consecutive Billboard issue containing such listing (the "Top 50 Notice"), Company agrees to commercially release such Album in the United Kingdom, France, Japan, Germany and Australia within one hundred twenty (120) days after Company's receipt of the Top 50 Notice. If Company fails to so release any such Album, as your sole remedy, you shall have the right, within thirty (30) days following the expiration of the one hundred twenty (120) period, to notify Company in writing of such failure and of your desire that Company correct such failure in the applicable territory or territories. If Company does not commercially release such Album in the territory or territories specified in your notice within sixty (60) days after Company receives such notice from you, then, upon your written request, Company will enter into an agreement with a licensee selected by you, approved by Company and actually engaged in the business of manufacturing and distributing Records in the territory or territories in which Company fails to release such Album (the "License Territory"), upon terms and conditions approved by Company, regarding the grant by Company to such licensee of a license for the manufacture and distribution in the License Territory of Records derived from such Album. Fifty percent (50%) of Company's Net Receipts under such licenses will be credited to your royalty account under this agreement and the balance shall be retained by Company for its own account. It is specifically understood and agreed that, if Company shall fail to fulfill any such release commitment, Company shall have no liability whatsoever to you, and your only remedy shall be as set forth in this subparagraph 4(e).

(f) During the Term, provided neither you nor Artist is in breach of this agreement, it is agreed that with respect to Records hereunder that are manufactured by or for Company for sale in the United States and Canada:

(i) Top-line Label: The initial release of each Committed Album Delivered hereunder shall be on Company's "Bodog Music" label, or such other top-line label as may succeed such label.

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(ii) Coupling: Except with respect to samplers, intra-transit (e.g., planes, ships, etc.) uses, Consumer Compilations (defined below) and Hits Compilations (defined below), Company shall not, without your consent, couple Masters on any Record offered for sale to the public more than two (2) times during each year of the Term, which such Record embodies Recordings that do not embody the performances of Artist. As used herein, the term "Consumer Compilation" means a Record embodying Recordings (including one (1) or more Masters) that are sequenced and/or selected by the consumer (e.g., the Personics system), and the term "Hits Compilation" means a Record embodying Recordings (including one (1) or more Masters), the majority of which were released as the A-sides of singles in one or more countries of the territory concerned (e.g., the "NOW" or "Totally Hits" series of Albums).

(iii) Outtakes and "Demos": Company shall not, during or after the Term, without your consent commercially release any Records hereunder embodying "outtakes" (i.e., preliminary versions of Masters with unfinished vocals) or "demos."

(iv) Third Party Licensing: Company shall not, during or after the Term, without your consent license any Masters hereunder to a third party for use in a political endorsement or in an advertisement relating to alcohol, tobacco or personal hygiene products or for use in a motion picture which receives a rating of "NC-17" or "X" (which rating Company knew or reasonably should have known such motion picture would receive at the time of such license).

(v) Remixes: Company shall not, during or after the Term, remix Masters hereunder in connection with the initial release of such Masters without in each instance first giving you notice and requesting that you arrange for the remixing requested by Company, provided that (A) you notify Company within forty-eight (48) hours of your receipt of such notice to you of your election to do so and (ii) you shall be ready, willing and able to arrange for such services to be rendered at such times as are reasonably requested by Company. If you shall fail to arrange for the rendering of the required services to Company's satisfaction, then Company shall have the right to remix the applicable Masters as Company chooses. Notwithstanding the foregoing provisions of this paragraph, in the event that any producer of a Master has the first right to remix such Master, then the provisions of this paragraph shall only apply if such producer does not choose to perform such remixing services. Company shall have the unrestricted right to edit (as opposed to remix, e.g., for purposes of timing, format, clean radio edit, etc.) and/or resequence Records hereunder.

(vi) Sample Licenses: Company will not issue so-called "sample" licenses relating to portions of Masters Delivered hereunder without your consent, provided that you shall respond to Company within five (5) days after notification by Company to you of such a license request. Your failure to respond to Company within such time period shall be deemed to be consent as to the license for which such consent is sought. At your request, Company will furnish you the proposed license terms and with an audio copy of the Recording on which any such portion of a Master hereunder is proposed to be embodied.

(vii) Budget Record: Company shall not release any Album Delivered hereunder as a Budget Record prior to twelve (12) months following Company's initial United States release of the full-priced Album, unless you shall consent thereto. If Company releases any such Budget Record prior to the expiration of said twelve (12) month period without your consent, your sole remedy shall be that Company shall not reduce your royalty rate for sales of such Budget Record made during such period.

5. Recording Procedure/ Producers.

(a) Prior to the commencement of recording each Committed Album or other Recording hereunder, you and Company shall mutually approve the applicable recording budget (as so approved, an "Authorized Budget"), selection of individual producer(s), selection of material, including the Compositions to be recorded and the dates of recording and mixing and studios where recording and mixing are to take place, provided that, in the event of a dispute regarding any or all of the foregoing elements, Company's decision shall

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be final. Upon completion of items set forth in the previous sentence you shall commence such session(s). Company agrees that it shall not disapprove Power House Studios or Saltmine Studios as the studios where pre-production, recording and/or mixing of the First Album are to take place. Nothing in this agreement shall obligate Company to continue or permit the continuation of any recording session(s), even if previously approved hereunder, if Company reasonably anticipates that the Recording Costs for the applicable Recordings will exceed the Authorized Budget for such Recordings, or if Company believes that the Masters constituting the applicable Recording Commitment will not be technically and/or commercially satisfactory. If Company pays or incurs any Recording Costs (which Company shall have the right but not the obligation to do), you shall, upon demand, reimburse Company for such amounts or, in lieu of requesting reimbursement, in addition to any other rights or remedies Company may have, such amounts shall be treated as Advances against any monies payable under this agreement or any other agreement for Artist's services.

(b) Each Committed Album shall consist of Masters of newly-recorded studio Recordings of Artist's performances of Compositions previously unrecorded by Artist made specifically for the applicable Album. Multiple Record Sets shall not be submitted for delivery hereunder without Company's prior written consent.

(c) Each Recording hereunder shall be produced by a producer(s) mutually approved by you and Company. Company agrees that it shall not disapprove Darrin Dean and/or Kasseem Dean p/k/a "Swizz Beatz" as producer(s) of up to five (5) Recordings to be recorded during the First Contract Period. You shall be solely responsible for (i) the engagement of such producer(s) on terms that Company shall have the right and opportunity to approve in writing prior to any such engagement (such approval not to be unreasonably withheld) and (ii) the payment of all monies becoming payable to such producer. Provided that you and Artist are not then in breach of any of your material obligations under this agreement, Company will honor a letter of direction from you, in form and substance reasonably acceptable to Company, requesting that solely as an accommodation to you and from royalties otherwise payable to you hereunder, we make royalty payments to the producer(s) of Masters hereunder, based on a basic prorated U.S. royalty rate of not greater than four percent (4%) of USNRC Net Sales, and otherwise in accordance with Company's standard producer letter of direction. Notwithstanding such accommodation to you, no such producer or any third party shall be a beneficiary of this agreement or any obligations herein. We shall have no liability by reason of any erroneous payment or failure to comply with such obligations and you shall indemnify and hold us harmless against any claims asserted against us and any damages, losses or expenses we incur by reason of such payments, in accordance with the terms and conditions of paragraph 9(b) below. If Company elects to contract with and/or pay any such producer directly (which Company shall have the right but not the obligation to do), you shall, upon demand, reimburse Company for any payments made to such producer or, in lieu of requesting reimbursement, in addition to any other rights or remedies Company may have, such amounts shall be treated as Advances against any monies payable under this agreement or any other agreement for Artist's services.

(d) (i) You shall be solely responsible for licensing and obtaining authorization to include any portion(s) of third party Recordings and/or Compositions (hereinafter, "Samples") embodied in any Recordings hereunder. You shall also be solely responsible for and shall pay any and all costs, fees and expenses in connection with such licensing and authorization, and all such sums (including, without limitation, royalties and any so-called "rollover" payments), to the extent not paid by you, shall be deducted from any monies payable under this agreement or any other agreement for your and/or Artist's services. Upon your or any other applicable third party's decision that one or more Samples are to be embodied in Recordings hereunder, you shall notify Company as to the identity, duration and character of the proposed Sample(s), and shall provide Company with one or more (as Company shall specify) compact discs or MP3 files of the Recording containing such Sample(s). Company shall have the right, prior to your entering into any license or agreement pertaining to Sample(s) that you propose to embody on a Master, to approve the terms and conditions of each such proposed license or agreement (which approval shall not be unreasonably withheld), and no such license or agreement shall be consummated prior to Company's approval of such terms and conditions.

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(ii) Notwithstanding anything to the contrary contained in the preceding subparagraph 5(d)(i), Company may elect (which election need not be in writing) to arrange directly for the authorization and licensing of any Sample which you propose to embody in any Recording or which are actually embodied in any Recording hereunder. You shall be solely responsible for and shall pay any and all costs, fees and expenses in connection with such licensing and authorization, and all such sums (including royalties and any so-called "rollover" payments), to the extent not paid by you, shall be deducted from any monies payable under this agreement or any other agreement for Artist's services. Company's participation in, and/or control of, the licensing of Samples embodied in Recordings shall not in any way diminish or alter your obligations and Company's rights as set forth in this agreement. No Master containing a Sample shall be deemed Delivered if you fail to comply with any of the provisions of this paragraph 5(d).

6. Advances:

(a) First Album. Provided you and Artist are not then in breach of any of your material obligations under this agreement, Company will pay to you the following Advances in connection with the First Album Masters:

(i) An "all-in" Advance in the amount of Five Hundred Seventy-Five Thousand Dollars ($575,000), inclusive of all Recording Costs in connection with the First Album Masters, payable as follows:

(A) one-third upon full execution and delivery to Company of this agreement and that certain agreement of even date herewith (the "Ruff Rock Agreement") between Company, you and Ruff Rock Inc. ("RRI"), Forty Three Thousand One Hundred Twenty Five Dollars ($43,125) of which we shall pay directly to Scott H. Mason, Esq. solely as an accommodation to you (and which shall be deemed payment to you for purposes of this agreement). Notwithstanding such accommodation to you, neither Mr. Mason nor any third party shall be a beneficiary of this agreement or any rights or obligations herein. We shall have no liability by reason of any erroneous payment or failure to comply with such obligations and you shall indemnify and hold us harmless against any claims asserted against us and any damages, losses or expenses we incur by reason of such payment;

(B) one-third following your delivery and Company's approval of "rough mixes" of the "basic tracks" of the Masters comprising the First Album; and

(C) the remainder, if any after the deduction of any Recording Costs or other Advances paid or incurred by Company in connection with the First Album Masters, promptly following the earlier to occur of (i) your Delivery of the First Album and copies of paid invoices for all Recording Costs incurred in connection therewith or (ii) Company's initial commercial release of the First Album in the United States;

(ii) An additional Advance of One Hundred Thousand Dollars ($100,000) in the event that the First Album attains, during the First Contract Period, USNRC Net Sales of two hundred thousand (200,000) units as reported by Nielsen SoundScan (the "First Sales Milestone"), promptly following accurate notice from you to Company of the attainment of such milestone; and

(iii) An additional Advance of One Hundred Thousand Dollars ($100,000) each time, if any, after the First Sales Milestone that the First Album attains, during the First Contract Period, additional incremental USNRC Net Sales of two hundred thousand (200,000) units as reported by Nielsen SoundScan, promptly following accurate notice from you to Company of the attainment of such milestone(s). By way of example and for the avoidance doubt, upon achievement of the First Sales Milestone, you will be entitled to an Advance in the amount of One Hundred Thousand Dollars ($100,000). Upon the First Album attaining aggregate USNRC Net Sales of four hundred thousand (400,000) units during the First Contract

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Period, as reported by Nielsen SoundScan, then you will be entitled to an additional Advance in the amount of One Hundred Thousand Dollars ($100,000) (i.e., an aggregate sales bonus Advance of Two Hundred Thousand Dollars ($200,000)), and so on.

(b) Option Albums. With respect to the Second Album, if any, the "all-in" Advance, inclusive of Recording Costs, shall be an amount which is the equivalent of sixty-six and two-thirds percent (66-2/3%) of the net earned royalties in respect of USNRC Net Sales of the First Album. With respect to the Third Album, if any, the Advance shall be an amount equal to sixty-six and two-thirds percent (66-2/3%) of the lesser of (A) the net earned royalties in respect of USNRC Net Sales of the immediately preceding Committed Album, or (B) the average of the net earned royalties in respect of USNRC Net Sales of the two (2) immediately preceding Committed Albums. For the purposes of making the foregoing computations, (1) Company shall refer solely to its most recent monthly trial balance accounting statement before the earlier of (x) the date nine (9) months following Company's initial release of the immediately preceding Committed Album, or (y) the earlier of the date upon which the Album for which the Advance is being determined is Delivered, or the Delivery Date and (2) reserves shall be deemed to be the greater of (A) twenty-five percent (25%) of Albums shipped during the applicable period or (B) the number of units shipped in the United States during the applicable period less the number of Albums sold in the United States during such period as reported by Nielsen SoundScan. In no event shall any Advance be less than the applicable minimum amount set forth below (the "Minimum Advance") or more than the applicable maximum amount set forth below:

Album	Minimum	Maximum
Second Album	$600,000	$1,200,000
Third Album	$625,000	$1,250,000

Company shall pay you the applicable Advance with respect to the Second Album and each subsequent Committed Album, if any, as follows: (i) one-third (1/3) following Company's receipt of your accurate written notice that recording of the Masters comprising the applicable Committed Album has commenced and is scheduled to proceed without interruption to completion; (ii) one-third (1/3) following Company's approval of "rough mixes" of the "basic tracks" of the Masters comprising the applicable Album; and (iii) the balance, if any, after the deduction of any Recording Costs or other Advances paid or incurred by Company in connection with the Masters comprising the applicable Album, following your Delivery to Company of such Album and of paid invoices for all Recording Costs incurred in connection therewith.

(c) Tour Support. You shall cause Artist to perform a concert tour of at least twenty (20) major markets (as commonly understood in the U.S. record industry) in the United States in support of each Committed Album during the applicable Contract Period. In consideration therefor, Company will provide so-called "shortfall" or "deficit" financing (i.e., your direct, verifiable out-of-pocket expenses reasonably incurred in connection with such tour, less your revenues in connection with the same) up to a maximum of Seventy-Five Thousand Dollars ($75,000), in connection with each such Committed Album, provided that such support shall be in accordance with a tour and budget approved by Company and that Company has pre-approved all material elements of such tour in writing (including, without limitation, dates, itinerary, venues, opening or headlining acts, routing, and duration), that you shall promptly notify Company in writing of any changes in the information provided to Company, and that you shall provide Company with a detailed profit and loss statement promptly following the last date of each such tour, documenting your direct out-of-pocket deficit in connection therewith.

(d) Marketing Commitment. Provided that you and Artist are in compliance with all material obligations hereunder (including, but not limited to, Artist's appearances for video production, publicity appearances reasonably requested by Company in support of Albums hereunder, and performance of personal concert appearances in accordance with paragraph 6(c) above), Company agrees to spend and/or incur no less than Six Hundred Seventy-Five Thousand Dollars ($675,000) in the aggregate for marketing,

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promotion and advertising (including, without limitation, print ads, independent promotion, retail marketing, co-op advertising, Album artwork, Video Production Costs, and deficit tour support) in connection with each Committed Album timely Delivered by you hereunder in satisfaction of your Recording Commitment. At your request by notice on a case-by-case basis, Company shall consult with you with respect to Company's initial marketing plan for the initial release of each Committed Album in the United States.

(e) All other monies paid to you or Artist or on your or Artist's behalf or to or on behalf of any Person representing you or Artist, other than royalties payable pursuant to paragraphs 7, 8, and 13, shall also constitute Advances, unless Company otherwise consents in writing. All Recording Costs and other Advances paid by Company shall specifically include the payment of session union scale, as provided in the applicable union codes, and you agree to complete any documentation required by the applicable union to effectuate the terms of this paragraph. One hundred percent (100%) of all expenses paid or incurred by Company in connection with the advertising, promotion, marketing and/or publicity of Masters, including independent retail marketing services, shall constitute Advances; provided that only fifty percent (50%) of monies paid in connection with the independent promotion or third party marketing and/or publicity shall constitute Advances. Any cost incurred by Company in connection with a trademark and/or service mark search to confirm your and/or Artist's right to use any professional name shall constitute an Advance. Company shall not be required to make any payments hereunder unless and until you have furnished Company with fully-completed IRS Form(s) W-9 or W8-BEN, as applicable. If you fail to timely comply with the preceding sentence, Company may deduct any resulting penalty payments from all monies payable under this agreement or any other agreement.

7. Record Royalties: In consideration for the rights granted hereunder and the services rendered by you and Artist hereunder, and conditioned upon your and Artist's full and faithful performance of each and all of your obligations hereunder, Company shall credit to your royalty account royalties (and shall provide accountings therefor) as described in Schedule A, annexed hereto and made a part hereof.

8. Licensing of Compositions: You and Artist hereby grant Company and its designees an irrevocable license, under copyright, to reproduce each Controlled Composition on Records and to distribute them in the United States of America and Canada. For that license, Company shall pay mechanical royalties on the basis of net sales of Records actually sold and embodying a Controlled Composition, at one hundred percent (100%) of the minimum statutory rate in the United States of America (without regard to playing time), and at one hundred percent (100%) of the prevailing rate in Canada (without regard to playing time) (the "Mechanical Rate"), in effect at the Delivery Date of the applicable Master embodying the Controlled Composition. With respect to sales other than top-line, full-priced normal retail channel sales, the mechanical royalty rate shall be three-fourths (3/4) of the otherwise payable Mechanical Rate. The maximum aggregate mechanical royalties payable hereunder on any Record regardless of the number of Compositions or Controlled Compositions thereon, shall be twelve (12) times the Mechanical Rate for an Album, five (5) times the Mechanical Rate for an EP, three (3) times the Mechanical Rate for a Maxi-Single and two (2) times the Mechanical Rate for a Single. If the aggregate mechanical royalties payable on any Record hereunder shall exceed the maximum rate as set forth in the preceding sentence, then the aggregate Mechanical Rate shall be reduced by an amount equal to such excess and in addition to all of Company's other rights and remedies, Company may deduct that excess amount from any monies payable by Company hereunder. Company may maintain reasonable reserves with respect to payment of mechanical royalties, consistent with reserves maintained for Record royalties payable hereunder. No mechanical royalties shall be payable with respect to non-musical material or with respect to Compositions that are one minute or less in duration. Company shall only pay mechanical royalties with respect to any Composition once, regardless of the number of times it is embodied on a particular Record. Company and its designees are hereby granted an irrevocable perpetual worldwide license to record, synchronize, reproduce, distribute and perform all Compositions in Videos and other Audiovisual Records without any payment. Notwithstanding anything to the contrary in the preceding sentence, following Company's full recoupment of all Video Production Costs in connection with each Video embodied on a particular Audiovisual Record hereunder, Company shall prospectively pay a mechanical royalty for each such Audiovisual Record sold, paid for and not returned at a rate equal to six cents ($.06) per

Controlled Composition, provided that in no event shall the aggregate mechanical royalties payable by Company in respect of all Compositions contained in any particular Audiovisual Record exceed six percent (6%) of the Royalty Base Price for such Audiovisual Record. If the copyright in any Composition or Controlled Composition is owned or controlled by anyone else, you and/or Artist will use reasonable best efforts to cause that person, firm or other entity to grant Company the same rights described in this paragraph 8 on the same terms.

9. Warranties and Representations; Indemnities

(a) You warrant and represent that (i) Artist is over eighteen (18) years of age; (ii) neither you nor Artist is under any disability, restriction or prohibition, whether contractual or otherwise, with respect to your right to execute this agreement or your right to perform its terms and conditions; (iii) except as set forth on Schedule 2 attached hereto and incorporated herein, there are now in existence no unreleased Masters embodying Artist's performances (the absence of such Schedule shall be deemed an unqualified warranty and representation); (iv) Company shall not be required to make any payments of any nature for, or in connection with, the rendition of your or Artist's services or the acquisition, exercise or exploitation of rights by Company pursuant to this agreement, except as specifically provided herein or in the Ruff Rock Agreement; (v) you shall be solely responsible for and shall pay all monies becoming payable to Artist and to each individual producer of Recordings hereunder and all other Persons rendering services on or in connection with such Recordings, both in connection with such Person's services and also the exploitation by Company and its designees of the results of such services; provided that Company shall, in accordance with all of the terms hereof, pay mechanical royalties becoming payable to the copyright proprietors of Compositions embodied on Masters; (vi) no Materials (as defined below), or any use thereof, will violate any law or infringe upon or violate the rights of any third party; (viii) you are and shall remain throughout the Term an entity duly organized, validly existing and in good standing in the jurisdiction of your organization; (vii) you have a valid enforceable exclusive agreement with Artist under which Artist is required to perform exclusively for you as a recording artist (of which you shall provide Company with a true copy promptly upon the execution hereof), which agreement shall continue to be in full force and effect during the Term, and with respect to which: (A) you do not have the right to require Artist to record Masters in excess of the total number of Masters required to be recorded and Delivered to Company hereunder; (B) the term thereof shall not extend beyond the expiration of the Term hereof, if Company shall have exercised all of its options to extend the Term; (C) you shall exercise all options provided to you thereunder so as to enable you to fulfill your commitments hereunder; and (D) you shall take all steps necessary or desirable, in Company's reasonable judgment, to keep such agreement in full force and effect so that Company shall have the benefits of Artist's exclusive services as a recording Artist during the Term as if Artist had contracted directly with Company. During the Term you shall not waive, release or forfeit your exclusive rights to the services of Artist. "Materials" as used herein shall include: (A) all Compositions and other material contained on Recordings (B) each name used by Artist in connection with Recordings and (C) all other materials, ideas, other intellectual properties or elements furnished or selected by you and/or Artist or any producer of Recordings and contained in or used in connection with any Recordings or the packaging, sale, distribution, advertising, publicizing or other exploitation thereof; (viii) during the Term and except in accordance with paragraph 18 below and with the Ruff Rock Agreement, Artist shall not perform for the purpose of making Records for anyone other than Company for use in the Territory and neither Artist nor you shall authorize the use of Artist's name, likeness, or other identification for the purpose of making, distributing, selling, advertising or exploiting Records for anyone other than Company in the Territory; (ix) Artist shall not perform any Composition recorded hereunder for anyone other than Company for use in the Territory on Records for a period of (A) five (5) years after the initial date of release of the respective Record hereunder containing such Composition or (B) two (2) years after the expiration or other termination of the Term, whichever is later ("Re-recording Restriction"); and (x) Artist is not a California resident and you will promptly notify Company in writing if Artist becomes resident in California at any time during the Term.

(b) You agree to and do hereby indemnify, save and hold Company (and its officers, directors, shareholders, employees, licensees, representatives and assigns) harmless from any and all loss and damage (including court costs and reasonable outside attorneys' fees) arising out of, connected with or as a result

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of any inconsistency with, failure of, or breach or threatened breach by you and/or Artist of any warranty, representation, agreement, undertaking or covenant contained in this agreement including, without limitation, any claim by any third party in connection with the foregoing which is reduced to judgment or settled with your written consent, not to be unreasonably withheld. Each party is entitled to be notified of any action against the other brought with respect to the subject matter hereof and to participate in the defense thereof by counsel of its choice, at its sole cost and expense. In the event that you refuse to approve a settlement which the Company considers reasonable, at Company's request, you shall assume the further defense of the subject claim, action or proceeding. Furthermore, Company shall have the right to settle such claim without your consent and this indemnity shall apply in full to any claim so settled, unless you obtain a surety bond from a surety acceptable to Company in its sole discretion, with Company as a beneficiary, provided that such surety agrees unconditionally, in writing, to pay all costs, expenses, losses, damages, etc. (including court costs and reasonable outside attorneys' fees) incurred by Company by reason of such claim. If a claim is made against Company, Company may withhold a reasonable amount from monies due or to become due to you. Company shall not withhold such sums for a period of in excess of twelve (12) months from the date of such claim, unless litigation, arbitration, settlement negotiations or other proceedings are ongoing in connection with such claim or unless Company reasonably believes that there exist outstanding claims.

10. <u>Definitions</u>: For the purposes of this agreement, the definitions set forth on <u>Schedule A</u>, annexed hereto and made a part hereof, shall apply.

11. <u>Videos</u>:

(a) At Company's request, you shall cause Artist to perform for the production of Videos (such performances shall not fulfill any portion of the Recording Commitment). Notwithstanding the foregoing, Company shall not without your consent require Artist to perform for the making of a so-called "long form" Video consisting of Videos of various Compositions, provided that if Artist does so perform, such performance shall constitute your consent. Provided that Company commercially releases the applicable Album, Company agrees to produce two (2) Videos each embodying a Master contained on each Committed Album, provided that at such time, Videos are generally being made in the United States record business to promote the sale of Records by artists performing in Artist's genre and/or by artists of a stature equal to that of Artist's stature at that time. Each such Video shall be governed by the terms and conditions of this agreement. Notwithstanding anything to the contrary contained in this agreement, Company shall have the right to use, and to allow others to use, each Video and any portions thereof solely for advertising and promotional purposes without payment of additional compensation to you, Artist or any other Person.

(b) In respect of any Video, the Master to be embodied in the Video, the budget and concept for the Video and the dates, locations and director for the shooting of the Video shall be mutually selected by you and Company; provided that, in the event of a dispute with respect to any of the foregoing elements, Company's decision shall be final, and provided further that each Master released as the "A" side of a Single shall be deemed mutually approved by you and Company as a Master to be embodied in a Video. The director shall designate the production company for the Video in consultation with you and Company. Company shall engage the production company which shall engage the director and other production personnel for the Video. You and Artist shall fully cooperate with the producer, the director, and all other production personnel in the production of the Video. At your request, Company shall advise you of the approved production budget submitted by the producer.

(c). Company shall pay for Video Production Costs consistent with the approved budget. Company hereby approves a budget of Seventy-Five Thousand Dollars ($75,000) for each Video hereunder, which shall be inclusive of all Video Production Costs. Fifty (50%) percent of all expenditures made by Company in connection with each Video shall be deemed Advances and one hundred (100%) percent of all such expenditures shall be recoupable from Record royalties payable in connection with the commercial exploitation of Videos hereunder. Any particular Video Production Cost in excess of the amount budgeted for such item that was incurred due to your and/or Artist's acts or omissions shall be your sole responsibility and

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you hereby agree to forthwith pay and discharge all such excess costs. If Company agrees to pay any such excess costs on your behalf, you shall, upon demand, reimburse Company for such excess costs or, in lieu of requesting reimbursement, in addition to any other rights or remedies Company may have, Company may deduct such excess costs from any monies payable under this agreement or any other agreement for Artist's services. If Artist fails to appear at locations and/or on dates which have been mutually approved by you and Company, the costs of cancellation of the shoot shall be fully deductible from any monies payable under this agreement or any other agreement for Artist's services.

12. Artwork: Provided neither you nor Artist are in material breach of this agreement, and subject to your reasonable availability, you shall have the right to approve the proposed Album cover artwork for the initial United States release during the Term of each Committed Album. Company shall make available to you each such proposed Album cover artwork for your comments and any objections to any such material shall be specific, in writing, and received by Company within seventy-two (72) hours after Company has made such material available to you. It shall be deemed unreasonable for you to withhold such approval based on Company's unwillingness to expend more than the costs normally incurred by Company in designing Company's standard Album cover artwork, separating such artwork or manufacturing Company's standard packaging elements. In the event of a dispute with respect to any such material, Company's decision shall be final. You shall reimburse Company for any amount Company pays or incurs for Artwork in excess of its standard costs. If you shall not promptly pay all such applicable costs to Company, in addition to any other rights or remedies Company may have, Company shall have the right to deduct from any monies payable under this agreement or any other agreement for Artist's services an amount equal to such excess costs; provided that Company shall not make such deduction(s) unless the applicable Artwork resulting in such costs was either submitted or approved by you.

13. Merchandising Rights:

(a) You and Artist hereby grant to Company the perpetual non-exclusive right throughout the Territory to use and/or sublicense to others the use of the Artwork and, during the Term hereof and to the extent not already embodied in the Artwork, the use of Artist's professional name(s), logotype, likeness, and two (2) Artist Designs (as defined in the following paragraph 13(b)), for so-called "tour" and "retail" merchandising and other commercial purposes in connection with the sale of t-shirts and other apparel, posters, stickers, novelties and any other items ("Merchandising Rights") as follows: Company or its licensee(s) shall have the right to manufacture, advertise, sell, distribute and otherwise exploit the Merchandising Rights, including without limitation via the Internet and by way of traditional sales to wholesalers, retailers and direct to consumers, and Company agrees during the Term and for one (1) year thereafter to pay to you a royalty in the amount of eighty percent (80%) of the "Net Income" from the exploitation thereof. For the avoidance of doubt and notwithstanding anything in this agreement to the contrary, Advances and other monies otherwise recoupable from amounts payable hereunder or under agreements with you or for Artist's services shall not be recoupable from your share of Net Income pursuant to this paragraph. For the purposes of this paragraph 13, the term "Net Income" shall mean gross income derived directly from the exploitation of such Merchandising Rights, which has actually been received in-hand by Company (as opposed to Company's licensees, agents and other representatives) or credited to Company's account against an advance previously received, less direct expenses actually incurred by Company relative thereto, including, but not limited to: costs of collection; commissions and/or royalties payable to third parties; cost of manufacture and design; costs of packing, shipping, storing, postage and insurance; accounting, advertising and promotion expenses; outside legal fees in connection with negotiating the applicable Merchandising Rights agreement; costs of registering, designing, hosting, serving, maintaining and otherwise operating the Artist URL and/or such other Internet site(s) on which Merchandising Rights are exploited; and credit card fees. For the avoidance of doubt, Company shall not be entitled to recoup any expense more than once under this agreement. Company will render accountings to you in connection with the amounts payable pursuant to this paragraph in accordance with the applicable terms and conditions contained in section 2 of Schedule A annexed hereto and made a part hereof.

(b) Promptly following execution of this agreement, you will deliver to Company two (2) mutually agreeable Artist-related photographs, likenesses, album cover artwork, designs or other appropriate artwork for Company's use in exploiting its Merchandising Rights ("Artist Designs"), together with copies all licenses and consents (if any) required for such exploitation. Any costs incurred by you in connection with the creation of the Artist Designs or payable to third parties in connection with or as a result of Company's exploitation of the Artist Designs hereunder shall be paid and borne solely by you. You represent and warrant to Company that you and/or Artist own or otherwise have the full and unencumbered right to grant Company and its sublicensees the Merchandising Rights with regard to the Artist Designs and to exploit the same as contemplated hereunder free and clear of any right or interest of, or payment or other obligation to, any third party.

(c) You and Artist shall have the right to use Album cover artwork in connection with your so-called "tour" and "retail" merchandise, provided that (i) you reimburse Company for fifty percent (50%) of the cost incurred by Company in the creation or acquisition of any such artwork or other materials used; (ii) you and Artist do not modify or authorize or permit the modification of such artwork in any way and include all copyright, trademark and similar notices required by Company; and (iii) you and Artist shall account for and pay to Company on a quarterly basis twenty percent (20%) of your net receipts in connection with your sale or other exploitation of merchandise bearing such Album cover artwork (i.e., all monies earned by or payable to you and/or Artist after deducting only your actual documented out-of-pocket expenses in connection with the manufacture and order fulfillment [e.g., postage and credit card fees] thereof). Company or its designee shall have the right, at Company's expense, to audit your and/or Artist's books and records related to the license, sale and distribution of such merchandise, provided that any such audit shall be for a reasonable duration, shall take place during normal business hours on reasonable prior written notice, and shall not occur more than once in any calendar year. You and/or Artist shall be responsible for all third party payments and consents in connection with such use, such as payments to copyright proprietors. No warranty, express or implied, is or will be made by Company with respect to the Album cover artwork or the rights granted to you by Company in connection therewith, all of which are provided as-is on a quitclaim basis. You will indemnify and hold harmless Company and its licensees from and against any and all claims, damages, liabilities, costs and expenses including reasonable outside counsel fees, arising out of any use of such Album cover artwork or exercise of such rights by you or any Person deriving rights from you. For purposes of this paragraph, "you and/or Artist" shall include any and all Persons acting on your and/or Artist's behalf, including by way of example and not limitation, a company established to license and otherwise exploit Artist-related merchandise.

14. Touring Revenue: In further consideration for Company's marketing and promotional efforts and provision of tour support hereunder, throughout the Term you and/or Artist shall account for and pay to Company ten percent (10%) (the "Applicable Percentage") of: all gross income (i.e., all monies and other consideration earned by you and/or Artist or which is committed to be paid to you and/or Artist, directly or indirectly) derived in connection with Artist's "live" personal appearances and/or performance engagements, less only monies paid to you by Company hereunder pursuant to paragraph 6(c) above or actual expenses incurred by you and/or Artist relative to opening acts. Such Applicable Percentage shall be paid to Company within thirty (30) days after receipt by you and/or Artist, directly or indirectly, of the gross income upon which such percentage is based. Company or its designee shall have the right to audit your and/or Artist's books and records related to such income, provided that any such audit shall be for a reasonable duration, shall take place during normal business hours on reasonable prior written notice, and shall not occur more than once in any calendar year. For purposes of this paragraph, "you and/or Artist" shall include any and all Persons acting on your and/or Artist's behalf, including by way of example and not limitation, a "touring company" established to furnish Artist's personal appearance services.

15. Notices: All notices hereunder shall be in writing and may be served by courier or other personal delivery, by overnight delivery by an established overnight delivery service (e.g. FedEx, Airborne Express or United Parcel Service), or by registered or certified mail, return receipt requested, at the appropriate address set forth above, or at a substitute address designated by written notice by the party concerned. A copy of all notices to Company shall be sent simultaneously to Roberts & Ritholz, LLP, 183

Madison Avenue, Penthouse, New York, New York 10016, Attn: Jaimison M. Roberts, Esq. Company shall undertake to send a courtesy copy of each notice sent to you to Scott H. Mason, Esq. at 100 Jane Street, Suite 9Q, New York, NY 10014 U.S.A., but Company's failure to send such courtesy copy will not constitute a breach of this agreement or impair the effectiveness of the notice concerned.

16. Bankruptcy:

(a) Without limiting any other rights or remedies Company may have, if during the Term you file a petition for relief under Title 11 of the United States Code or any similar law in any other jurisdiction (the "Bankruptcy Code") or an order for relief is entered in respect of any petition filed against you under the Bankruptcy Code and (A) you or a trustee of yours in a case under the Bankruptcy Code fails to assume both this agreement and the contract between you and Artist within sixty (60) days after the order for relief, or (B) the court having jurisdiction of the case under the Bankruptcy Code determines that either this agreement or the contract between you and Artist may not be assumed pursuant to Section 365 of the Bankruptcy Code, then this agreement shall immediately terminate and, upon such termination, Artist shall render Artist's personal services directly to Company for the purposes of making Records upon the terms and conditions set forth in paragraph 16(c) below.

(b) Without limiting any other rights or remedies Company may have, if during the Term (i) you consent, acquiesce or take any action in support of a petition filed by or against you looking to reorganization, arrangement, readjustment, liquidation, dissolution, or similar relief under any other present or future federal or state statute, law or regulation, or there is appointed, with the consent of you, any receiver, liquidator, custodian, assignee, trustee, sequestrator or other similar official of you or of any substantial part of your property, or you make an assignment for the benefit of creditors, or you admit in writing your inability to pay your debts generally as they become due, or (ii) a decree or order is entered by a court having competent jurisdiction in respect of any petition filed or action taken against you looking to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any other present or future federal or state statute, law or regulation, resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of you or of any substantial part of your property, or resulting in the winding-up or liquidation of your affairs, and the continuance of any such decree or order is unstayed and in effect for a period of thirty (30) consecutive days, or (iii) you shall lose or fail to secure the exclusive rights to Artist's recording services or shall otherwise fail to fulfill your material obligations under this agreement, then, at any time after the occurrence of any such event, Company shall have the option, by notice in writing sent to you and Artist (at the same address as you), to terminate the Term of this agreement and require that Artist shall be deemed to be substituted as a direct party to this agreement in the place and stead of you as if Artist was a direct party to this agreement in the first instance (except that any payments made by Company to you under the terms of this agreement shall be deemed to have been payments made to Artist).

(c) If this agreement terminates in accordance with paragraph 16(a) or Company exercises the option set forth in paragraph 16(b), Artist shall render Artist's recording services directly to Company for the unexpired balance of the Term (as if the agreement had not been terminated and as if, in this agreement, Artist had personally agreed to render to Company the services herein provided to be rendered by Artist and to perform and observe each and all of the terms and conditions hereof requiring performance or compliance on the part of you or Artist or both), including all extensions thereof, upon all the same terms and conditions as are herein contained..

17. Logo. During the Term, the packaging of all Records commercially released by Company in the United States and Canada that are comprised solely of Masters Delivered hereunder, as well as all Billboard "strip" ads and half-page or larger United States and Canadian trade advertisements placed by Company which pertain solely to such Records and the "chyron" for promotional Videos of Masters Delivered hereunder and distributed by Company in the United States and Canada (to the extent Company controls same and subject to applicable space and technical requirements), shall bear the "Bloodline Records"

tradename and/or logo identifications (the "Logo") as well as Company's trademark, logo and/or tradename, which may be included firstmost or topmost and more prominently than the Logo. You warrant and represent that you have, and shall maintain, the full right, power and authority to grant Company the use of the Logo. Any inadvertent failure to accord you any such credit shall not be deemed a breach of this agreement. In no event shall you be entitled to injunctive or other legal or equitable relief in the event of any such failure. Following Company's receipt of written notice from you of Company's failure to accord any such logo credit, Company shall use commercially reasonable best efforts to rectify same on a prospective basis with respect to materials thereafter manufactured by Company or advertisements thereafter placed by Company (as the case may be).

18. Side Artist Exclusion: Notwithstanding the exclusive nature of Artist's services hereunder, Artist shall have the right to perform as a so-called non-featured "back-up musician," "background vocalist" or "side artist" with featured artists for the purpose of making Records for third parties only upon the following conditions:

(a) Artist's activities in this regard will not in any way interfere with the prompt and timely performance of the recording and Delivery obligations provided in this agreement;

(b) You shall give Company written notice thereof in advance, and the Compositions to be performed and recorded shall not be Compositions recorded pursuant to this agreement;

(c) No Singles may be released embodying Artist's performances. If any such Records are released as Albums, Artist's name may only be used on the liner notes thereof in a size, prominence and type style as is customary in the recording industry for the names of such non-featured "back-up musicians," "background vocalists" and "side artists" whose performances are used and who are given credit on such Album(s) and in the same place on the liner where all other such non-featured performers are listed, and Company shall be given appropriate courtesy credit in conjunction with any use of Artist's name on the liner of such album;

(d) Artist shall not perform any step-outs, solos or duets in connection with such master recordings; and

(e) Except as otherwise provided above, Artist's name, likeness, or photograph shall not be used in any manner by any third party in connection with Artist's performances or in any advertising thereof. Artist's performance may not be used in any manner in connection with "sight and sound" devices.

19. Acting Exception: Artist shall have the right to perform as an actor in motion pictures or other visual media, the contents of which are dramatic and non-musical, and to allow such performance and Artist's name and likeness to be used on or in connection with such motion pictures and copies thereof.

20. Miscellaneous: Company shall have the right without your consent to (a) Upstream, or (b) assign or otherwise transfer this agreement in whole or in part to any third party acquiring a substantial portion of Company's assets or stock. In the event of Upstream, upon Company's request, you and/or Artist shall promptly execute any and all documents, including, without limitation, an inducement letter in favor of Company's designee, necessary to effectuate the terms and conditions of the Upstream, in which event Company shall supply you with copies of the relevant provisions of Company's agreement with such designee. Company shall also have the right without your consent to license, lease or otherwise grant any or all of its rights hereunder in accordance with the terms hereof, in whole or in part, to any party(ies), whether or not affiliated or otherwise associated with Company, in the Territory. Accordingly, the term "Company" as used in this agreement (or any modifications or amendments thereto) shall, where deemed appropriate by Company, include Company's licensees, lessees and designees. Neither you nor Artist shall have the right to assign this agreement or any of your rights or obligations hereunder, except that you shall have a one-time right to submit to Company a written request to assign your right to receive income hereunder and Company

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will not unreasonably withhold consent of such assignment. This agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. No modification, amendment, waiver, termination or discharge of this agreement shall be binding upon either party unless confirmed by a written instrument signed by an officer of such party. No breach of this agreement by Company shall be deemed material unless you serve written notice thereof on Company specifying the nature thereof and Company fails to cure (or commence to cure in good faith, if cure is not reasonably possible within such period, provided that such breach is cured no later than sixty (60) days after receipt of such notice) such breach, if any, within thirty (30) days after receipt of such notice. No breach of this agreement by you shall be deemed material unless Company serves written notice thereof on you specifying the nature thereof and you fail to cure such breach within thirty (30) days after your receipt of such notice. The foregoing sentence shall not be applicable to any breach, alleged breach or threatened breach of the exclusivity provisions of this agreement, to your failure to timely Deliver any Recording Commitment hereunder, to the provisions of paragraph 9(a) of this agreement, or to any breach, alleged breach or threatened breach or otherwise for which a cure period is already provided for in this agreement. You expressly acknowledge that Artist's services hereunder are of a special, unique and intellectual character which gives them peculiar value, and that in the event of a breach or threatened breach by you or Artist of any term, condition or covenant hereof, Company will be caused immediate irreparable injury. You expressly agree that Company shall be entitled to injunctive and other equitable relief, as permitted by law, to prevent a breach or threatened breach of this agreement, or any portion thereof, by you or Artist which relief shall be in addition to any other rights or remedies, for damages or otherwise, available to Company. This document may be executed in counterparts and via facsimile signatures, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

21. Governing Law; Forum: YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF YOUR OWN CHOICE IN CONNECTION WITH THIS AGREEMENT, THAT THIS AGREEMENT IS THE PRODUCT OF INFORMED NEGOTIATION, AND AS SUCH, SHALL NOT BE CONSTRUED AGAINST COMPANY AS DRAFTER. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK AND ITS VALIDITY, INTERPRETATION AND LEGAL EFFECT SHALL BE GOVERNED BY THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. YOU AGREE TO SUBMIT YOURSELF TO THE JURISDICTION OF THE COURTS LOCATED IN VANCOUVER, BRITISH COLUMBIA, CANADA, IN ANY ACTION WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND SAID COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES BETWEEN COMPANY AND YOU PERTAINING TO THIS AGREEMENT AND ALL MATTERS RELATED THERETO. IN THIS REGARD, ANY PROCESS IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT ARISING OUT OF ANY CLAIM, DISPUTE OR DISAGREEMENT UNDER THIS AGREEMENT MAY, AMONG OTHER METHODS, BE SERVED UPON YOU BY DELIVERING OR MAILING THE SAME, VIA REGISTERED OR CERTIFIED MAIL, ADDRESSED TO YOU AT THE ADDRESS PROVIDED HEREIN FOR NOTICES TO YOU; ANY SUCH DELIVERY OR MAIL SERVICE SHALL BE DEEMED TO HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE WITHIN THE PROVINCE OF BRITISH COLUMBIA. NOTHING CONTAINED IN THIS PARAGRAPH SHALL PRECLUDE COMPANY FROM JOINING YOU IN AN ACTION BROUGHT BY A THIRD PARTY AGAINST COMPANY IN ANY JURISDICTION, ALTHOUGH COMPANY'S FAILURE TO JOIN YOU IN ANY SUCH ACTION IN ONE INSTANCE SHALL NOT CONSTITUTE A WAIVER OF ANY OF ITS RIGHTS WITH RESPECT THERETO, OR WITH RESPECT TO ANY SUBSEQUENT ACTION BROUGHT BY A THIRD PARTY AGAINST COMPANY. NOTHING CONTAINED HEREIN SHALL CONSTITUTE A WAIVER OF ANY OTHER REMEDIES AVAILABLE TO COMPANY.

Very truly yours,

HER ROYAL MAJESTY'S RECORDS INC.

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By: ______________________
Duly Authorized

AGREED TO AND ACCEPTED:

I.T.E., LLC

By: ______________________
Name: ______________________
Title: ______________________

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SCHEDULE A

1. ROYALTIES.

Company shall credit to your royalty account royalties as described below. Royalties shall be computed by applying the applicable royalty rate specified herein to the applicable Royalty Base Price in respect of Net Sales of the Record concerned:

(a) (I) The royalty rate (the "Basic U.S. Rate") on USNRC Net Sales of Records consisting entirely of Recordings made hereunder during the applicable Contract Periods specified below shall be as follows:

TYPE OF RECORD	CONTRACT PERIOD	BASIC U.S. RATES
EPs in Phono Record form	Any	12%
Singles and Maxi-Singles in Phono Record form	Any	12%
Albums and any other Audio Record (including but not limited to Electronic Transmissions)	Any	18%
Value-Added Record	Any	18%

(ii) The royalty rate (the "Escalated U.S. Album Rate") solely on USNRC Net Sales of each Committed Album in excess of the following number of units shall be the applicable rate set forth below rather than the otherwise applicable Basic U.S. Rate or any prior and otherwise applicable Escalated U.S. Album Rate:

RECORDING COMMITMENT	USNRC NET SALES	ESCALATED U.S. ALBUM RATES
All Committed Albums	500,000 units	18.5%
	1,000,000 units	19%

(b) The royalty rate (the "Foreign Rate") for Net Sales of Records sold for distribution in the following territories outside the United States by Company or its Principal Licensees shall be computed at the applicable percentage of the royalty rate (without regard to any applicable Escalated U.S. Album Rate) that would otherwise apply to Net Sales in the United States of the Record concerned, as follows:

TERRITORIES	PERCENTAGE OF APPLICABLE U.S. RATE
Canada	90%
Australia, Germany and United Kingdom	75%
Rest of the World	50%

(c) (i) The royalty rate for Net Sales of the following categories of sales of Records by Company or its Principal Licensees shall be computed at the applicable percentage of the U.S. royalty rate (without regard to any applicable Escalated U.S. Album Rate) or Foreign Rate that would otherwise apply to such Net Sales:

CATEGORY	PERCENTAGE OF APPLICABLE U.S. ROYALTY RATE OR FOREIGN RATE
Government, PX & Educational Institutions	50%
Premium Record	50%
Development Record	75%
Mid-Price Record	66-2/3%
Compilation Record	75%
Budget Record	50%

(ii) The royalty rate on Net Sales of: (A) any Record sold by Company or a Principal Licensee through any direct mail or mail order distribution method other than a Club Operation; and (B) any Record sold in conjunction with a substantial television advertising campaign, during the royalty accounting period in which that campaign begins and the next such period, shall be fifty percent (50%) of the otherwise applicable royalty rate set forth in this agreement.

(iii) The royalty rate on Net Sales of any Multiple Record Set (other than a Value-Added Record) shall be the otherwise applicable royalty rate set forth in this agreement multiplied by a fraction, the numerator of which shall be the PPD for such Multiple Record Set and the denominator of which shall be: (A) the number of Records in the Multiple Record Set multiplied by (B) the PPD applicable to the majority (or plurality) of Company's or its Principal Licensee's top line single Albums in the same format.

(d) (i) The royalty rate on Net Sales of Phono Records which are derived from Recordings hereunder, which Phono Records are licensed by Company or a Principal Licensee for sale through any Club Operation, shall be fifty percent (50%) of Net Receipts. No royalties shall be payable with respect to Phono Records received by members of any Club Operation in an introductory offer in connection with joining it or purchasing a required number of Phono Records including Phono Records distributed as "bonus" or "free" Phono Records, or Phono Records for which the Club Operation is not paid.

(ii) The royalty rate for any Recordings hereunder licensed by Company or a Principal Licensee for use in the distribution of Records (other than for On-Demand Usages) shall be fifty percent (50%) of Net Receipts; provided that, such credit to your royalty account shall not exceed the royalty amount that would otherwise be credited to your account hereunder for such use if Company or a Principal Licensee had distributed the Records concerned. The royalty rate for any Recordings hereunder licensed by Company or a Principal Licensee for use in synchronization with motion pictures, television programs or any form of commercials shall be fifty percent (50%) of Net Receipts.

(iii) The royalty rate for any Recordings hereunder licensed by Company or a Principal Licensee for On-Demand Usages shall be a percentage of Net Receipts equal to one hundred twenty percent (120%) of the Basic U.S. Rate for the Record concerned; provided that, such credit to your royalty account shall not exceed the royalty amount that would otherwise be credited to your account hereunder for such use if Company or a Principal Licensee had distributed the Records concerned.

(e) Notwithstanding anything to the contrary contained herein, for sales by Company or a Principal Licensee of: (i) Records in now widely distributed compact disc forms including Enhanced CD and CD Extra formats, the royalty rate shall be ninety percent (90%) of the otherwise applicable royalty rate set forth in this agreement; and (ii) Phono Records in any form, format or technology not herein described, which

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is now known but not widely distributed or which hereafter becomes known, including Super Audio CD and DVD Audio ("New Technology Formats"), the royalty rate shall be ninety percent (90%) of the otherwise applicable royalty rate set forth in this agreement; provided that, if in any calendar year the revenues generated from the sale of Records in a particular New Technology Format exceed twenty percent (20%) of total United States recorded music revenues (as reported in a reputable published industry source such as IFPI's *The Recording Industry in Numbers*), then, with respect to sales of Records hereunder in any subsequent calendar years, such particular New Technology Format shall no longer constitute a New Technology Format and the royalty rate with respect to such particular New Technology Format shall be one hundred percent (100%) of the otherwise applicable royalty rate set forth in this agreement rather than ninety percent (90%).

(f) With respect to Electronic Transmissions, the royalty rate shall be one hundred percent (100%) of the otherwise applicable royalty rate set forth in this agreement with no packaging deductions or container charges, provided, however that in no event will the royalty rate for Electronic Transmissions exceed fifty percent (50%) of Net Receipts with respect thereto.

(g) The royalty rate on any Record embodying Recordings hereunder coupled with other Recordings shall be computed by multiplying the otherwise applicable royalty rate by a fraction, the numerator of which is the number of Recordings hereunder embodied on such Record and the denominator of which is the total number of royalty-bearing Recordings embodied on such Record; however, the royalty rate on a Video which is coupled with Recordings by other artists on Audiovisual Records shall in no event exceed the royalty rate that would apply if such royalty were computed by apportionment based on the actual playing time of each Recording embodied in the Audiovisual Record concerned.

(h) As to any Recording hereunder embodying the performances of Artist together with the performances of any other artist(s), the royalty rate otherwise payable hereunder with respect to sales of any Record derived from such Recording shall be computed by multiplying such royalty rate by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the total number of artists whose performances are embodied on such Recording.

(i) Notwithstanding anything to the contrary expressed or implied in this agreement, this paragraph 1 shall not be deemed to apply to any payments received by Company pursuant to any statute or other legislation or collective bargaining agreement or industry agreement including payments for the public performance of Recordings or royalties payable for the sale of blank cassettes or for the sale of recording equipment. Notwithstanding the foregoing if: (A) legislation or a collective bargaining agreement or industry agreement applicable to Company requiring the payment of copyright royalties for the public performance of sound recordings or for sales of blank tape is or has been enacted in any country of the Territory; (B) such legislation or collective bargaining agreement apportions such royalties into a recording artist share and a record company share; (C) you do not receive or waive the right to receive (e.g., fail to make a timely application to receive) the applicable recording artist share of such royalties; and (D) Company actually receives in the United States a recording artist share of royalties attributable to you; then Company shall credit your royalty account hereunder with such recording artist share of royalties directly attributable to Recordings hereunder.

(j) The royalties payable pursuant to this agreement include all royalties payable to Artist and any other Persons with respect to the Record concerned including, with respect to audiovisual materials embodied thereon, all music publishing royalties payable to Artist and any other Persons.

(k) If the performances embodied on any Recording hereunder enter the public domain in any country of the Territory so that such Recording may be reproduced and/or exploited in such country without license from and payment to Company, then, notwithstanding anything to the contrary contained herein, no monies shall be payable hereunder to Artist with respect to such Recording sold in such country on and after the date such Recording enters the public domain.

(l) If any Artwork is sold separately in connection with the sale of a Record, Company shall credit your royalty account hereunder with a percentage of Net Receipts derived from the sale of such Artwork which is equal to the Basic U.S. Rate applicable to the sale of such Record if such Record were sold in the United States. If any Artwork is sold or licensed separately in connection with the license for use in the distribution of a Record, Company shall credit your royalty account hereunder with a percentage of Net Receipts derived from the sale or licensing of such Artwork which is equal to the percentage of Net Receipts applicable under paragraph 1(d)(ii) or (iii) to the license for use in the distribution of such Record. For the avoidance of doubt, this subparagraph 1(l) shall not apply to Merchandising Rights, which shall be governed by paragraph 13 of the agreement to which this Schedule A is attached and made part.

1A Audiovisual Royalties

(a) With respect to sales of Audiovisual Records by Company, the royalty accruing hereunder shall be computed in accordance with the provisions of paragraph 1, except that: (i) with respect to sales of Audiovisual Records in the United States, the royalty rate shall be twelve percent (12%) of the Royalty Base Price; and (ii) with respect to sales of Audiovisual Records outside the United States, the royalty rate shall be twelve percent (12%) of the Royalty Base Price.

(b) Company shall credit your royalty account with a royalty equal to fifty percent (50%) of Company's Net Receipts solely attributable to a Video licensed by Company to any licensee for use in the manufacture and distribution of Audiovisual Records.

(c) Notwithstanding anything to the contrary in paragraph 1(g), the royalty rate on an Audiovisual Record embodying a Video together with other audio-visual material shall in no event exceed the royalty rate that would apply if such royalty were computed by apportionment based on the actual playing time of each Recording embodied in the Audiovisual Record concerned.

2. STATEMENTS AND PAYMENTS

(a) Within ninety (90) days after June 30 and December 31 of each year during which applicable Records are sold, Company shall render a statement of accrued Record royalties earned under this agreement during the preceding calendar semi-annual period, and within ninety (90) days after March 31, June 30, September 30 and December 31 of each year during which applicable Records are sold, Company shall render a statement of accrued mechanical royalties earned under this agreement during the preceding calendar quarterly period. Concurrently with the rendition of each statement, Company shall pay you all royalties shown to be due by such statement, after deducting all applicable Advances made prior to the rendition of the statement. No statements need be rendered by Company for any such calendar semi-annual period after the expiration of the Term for which there are no sales or other royalty-generating exploitation of Records derived from Recordings hereunder or Net Income from the exploitation of Merchandising Rights. Except as provided in the Ruff Rock Agreement, all statements and payments shall be made to the order of you and shall be sent to the address set forth on the first page of this agreement or such other address as you may instruct Company in writing from time to time. Company shall be entitled to maintain a single account with respect to all Recordings and other matters subject to this agreement or any other agreement, but will maintain a separate non-crossed account with regard to Net Income from Merchandising Rights. Company may withhold a reasonable reserve against returns, exchanges, refunds, credits and the like, such reserve to be established by Company in its reasonable discretion, based on, among other factors, Artist's sales experience, which reserves for Records in compact disc or other physical format shall not be in excess of twenty-five percent (25%) of royalties otherwise credited to Artist's account hereunder for exploitation of Merchandising Rights or shipments of Records in any particular royalty period (unless Company anticipates in its reasonable, good faith judgment, returns, exchanges, refunds, credits and the like which justify the establishment of a larger reserve) and each such reserve shall be fully liquidated no later than with the rendition of statement rendered two (2) years following the statement with respect to which such reserve was originally maintained. At such

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time as a reserve is liquidated, it shall be deemed to be a sale in the period in which it was liquidated. You shall be deemed to have consented to all accountings rendered by Company hereunder and such accountings shall be binding upon you and not subject to any objection by you for any reason unless specific objection, in writing, stating the basis thereof, is given to Company within two (2) years after the date Company is deemed to have rendered the applicable statement, and after such written objection, unless suit is instituted within three (3) years after the date Company is deemed to have rendered the applicable statement. Company shall be deemed conclusively to have rendered each statement on the date prescribed in this paragraph unless you notify Company otherwise with respect to any particular statement within ninety (90) days after the date that Company is required to render that statement pursuant to the first sentence of this paragraph.

(b) (i) You shall have the right at your sole cost and expense to appoint a certified public accountant who is not then currently engaged in an outstanding audit of Company, to examine Books and Records as same pertain to sales (but not manufacturing) of Records and exploitation of Merchandising Rights subject hereto; provided that, any such examination shall be for a reasonable duration, shall take place at Company's offices during normal business hours on reasonable prior notice and shall not occur more than once in any calendar year. You may examine Books and Records with respect to a particular statement only once.

(ii) Notwithstanding anything to the contrary contained in paragraph 2(b)(i), if Company notifies you that the certified public accountant designated by you to conduct an audit under paragraph 2(b)(i) is engaged in another outstanding audit of Company on behalf of another Person, you may nevertheless have your audit conducted by such accountant, and the running of the time within which such audit may be made shall be suspended until such accountant has completed such other audit, provided: (A) you shall notify Company of your election to that effect within fifteen (15) days after the date of Company's such notice to you; (B) your accountant shall proceed in a reasonably continuous and expeditious manner to complete such other audit and render the final report thereon to you and Company; and (C) your audit shall not be commenced by your accountant before the delivery to Company of the final report on such other audit, shall be commenced within thirty (30) days thereafter, and shall be conducted in a reasonably continuous manner. The provisions of this paragraph 2(b)(ii) shall not apply if Company elects to waive the provisions of paragraph 2(b)(i) that require that your accountant shall not be engaged in any other audit.

(c) Company shall compute your royalties in the same national currency in which Company's licensee pays Company for that sale, and Company shall credit those royalties to your account at the same rate of exchange at which the licensee pays Company (or credits Company in recoupment of an advance made to Company by such licensee, as reflected in a royalty accounting statement received by Company). For purposes of accounting to you, Company shall treat any sale outside of the United States as a sale made during the same royalty accounting period in which Company receives accounting and payment (or credit to Company in recoupment of an advance made to Company by such licensee, as reflected in a royalty accounting statement received by Company) for that sale from the applicable licensee. If Company cannot collect payment in the United States in U.S. Dollars, Company shall not be required to account to you for that sale, except that Company shall, at your request and at your expense, Company shall deduct from the monies so blocked, and deposit in a foreign depository, the equivalent in local currency of the royalties which would be payable to you on the foreign sales concerned, to the extent such monies are available for that purpose, and only to the extent to which your royalty account is then in a fully-recouped position. All such deposits shall constitute royalty payments to you for accounting purposes. To the extent possible, Company shall allow you to select the foreign depository referred to in this paragraph 2(c).

3. <u>DEFINITIONS.</u>

For the purposes of this agreement, the following definitions shall apply:

(a) <u>Advance</u>: A prepayment of royalties which Company may recoup from royalties to be paid or accrued to or on behalf of you or Artist under this agreement or any other agreement for Artist's

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services. Mechanical royalties shall not be chargeable in recoupment of any Advances except those which are expressly recoupable from any monies payable under this agreement or any other agreement for Artist's services.

(b) Album: A Record or a Multiple Record Set having no less than thirty-five (35) minutes of playing time, and which embodies at least ten (10) Masters of different Compositions.

(c) Artwork: All material embodied in, or supplied by or for you or Artist for use in, the packaging of Records (including any inserts or other special elements or materials), or created, commissioned or acquired by Company or supplied by you or Artist, for use in publicity, promotion or marketing or as part of Videos, EPKs, or any other Records, including all drawings, photographs, logos, calligraphy, images, paintings or other visual or audiovisual material.

(d) Any other agreement for Artist's services: Any other agreement relating to Artist as a producer of Recordings of Artist's own performances or as a songwriter or recording Artist or pertaining to Masters recorded during the Term or any amendment, modification, extension, or renewal of this agreement.

(e) Audio Record: A Record which embodies, reproduces, transmits or communicates primarily audio-only (as opposed to audiovisual) material, including any Master.

(f) Audiovisual Record: Every form of Recording embodying performances of Artist wherein there are fixed visual images, whether of Artist or otherwise, together with sound.

(g) Authorized Budget: As defined in paragraph 5(a) of the Recording Agreement.

(h) Books and Records: That portion of Company's books and records which specifically reports: (i) sales and other distributions of Records embodying Masters subject to this agreement; (ii) Net Income specifically attributable to Company's exploitation of Merchandising Rights; (iii) Net Receipts specifically attributable to any other exploitation of the Masters; and (iii) Recording Costs incurred in connection with Masters subject to this agreement and any other sums specifically charged against royalties hereunder; provided that such defined term shall not be deemed to include any manufacturing records (e.g., inventory and/or production records) or any other of Company's records that do not specifically report sales of Records for which royalties are payable to Artist.

(i) Budget Record: (1) in the United States, a Record in a particular format which is sold by Company or through Company's distributors at a PPD which is less than sixty-six and two-thirds percent (66-2/3%) of the then-prevailing PPD for the majority (or plurality) of Company's Top Line Records in such format and (2) outside the United States, a Record in a particular format which is sold by Company, Company's Principal Licensees or their distributors at a PPD which is less than fifty percent (50%) of the applicable Principal Licensee's then-prevailing PPD for the majority (or plurality) of such Principal Licensee's Top Line Records in such format.

(j) Club Operation: Any direct sales to consumers through a Record club (for example, sales through Columbia House in the United States or Bertelsmann in Europe).

(k) Composition: A musical composition or medley consisting of words and/or music, or any dramatic material, whether in the form of instrumental and/or vocal music, prose or otherwise, irrespective of length.

(l) Compilation Record: A Record embodying Recordings hereunder together with other Recordings.

(m) Contract Period: As defined in paragraph 2 of the Recording Agreement.

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(n) Controlled Composition: Any Composition which, in whole or in part, is written or composed, and/or owned or controlled, directly or indirectly, by you and/or any individual member of Artist and/or any producer of a Master and/or anyone associated or affiliated with you, Artist or any producer.

(o) Delivery, Deliver, and Delivered: Such terms refer to the actual receipt by Company of a completed, fully-edited, mixed and equalized two-track stereo tape, CD or other format customarily used by Company for the manufacture of Records, for each configuration (e.g., compact disc, analog cassette) of each Master, technically and commercially satisfactory in Company's opinion, which tapes, CDs or other records shall in all respects be in the proper form for the production of the parts necessary for the manufacture or creation of Records, together with all Artwork and other materials, consents, approvals, licenses and permissions in respect of each such Master. Your Delivery obligation shall include the delivery of a track-by-track list identifying the performers on each Master and describing their performances and the producer(s) of each Master. Each Master shall be subject to Company's approval as technically and commercially satisfactory, and shall not be deemed Delivered unless and until such approval is given in writing. Upon the request of Company, Artist shall re-record any Composition until a technically and commercially satisfactory Master shall have been obtained. Only Masters Delivered in full compliance with the provisions of this agreement shall be applied in fulfillment of your recording and Delivery obligation and no payments shall be made to you in connection with any Masters which are not in full compliance.

(p) Development Record: A Record which is sold by Company or its distributors or by Company's Principal Licensees or their distributors at a PPD which is below the then-prevailing PPD for the majority (or plurality) of Company's or its applicable Principal Licensee's Top Line Records in such format, which PPD is consistently applied by Company or its applicable Principal Licensee to developing Records or in some like-denominated sales category and which Records are sold by Company or its applicable Principal Licensee(s) as developing Records or in some like-denominated sales category.

(q) Delivery Date: The date when the applicable Album, EP or other Record is required to be Delivered pursuant to paragraph 3 of the Recording Agreement.

(r) Electronic Transmissions: Records sold by Company or through Company's distributors in the United States or by Company, Company's Principal Licensees or their distributors outside the United States other than as Phono Records including via telephone, satellite, cable, point-of-sale manufacturing, transmission over wire or through the air, downloading and any other methods now or hereafter known.

(s) EP: A Record embodying thereon either five (5) Masters or six (6) Masters, provided that if more than one (1) of such Masters embodies the same Composition, such Record shall be deemed to be a Maxi-Single for the purposes of this agreement. Unless Company otherwise agrees in writing, and without limiting the generality of anything else contained herein, with respect to all EP's required to be Delivered, you shall Deliver no less than six (6) Masters.

(t) Foreign Rate: As defined in paragraph 1(b) of this Schedule A.

(u) Gross Receipts: All monies actually received by Company in the United States which are directly and identifiably attributable to the exploitation of particular Recordings or Artwork hereunder. For the purposes of determining Gross Receipts, any royalties credited to Company's account but charged in recoupment of a prior advance made to Company and retained by the payor by reason of that charge shall be deemed paid to Company and received by Company when Company receives the accounting reflecting the credit and charge concerned. Notwithstanding anything to the contrary contained in this agreement, Gross Receipts shall not include advances or so-called "flat-fee" amounts received with respect to any so-called "blanket licenses" between Company and a licensee under which the licensee is granted access to all or a significant portion of Company's catalog of Recordings nor any profits received by Company, any Principal

Licensee or their affiliates as a joint venturer in a Club Operation.

(v) Gross Royalty Base: The PPD applicable to the Record concerned less Program Discounts.

(w) Group: As defined in paragraph 9(b) of the Recording Agreement.

(x) Master or Master Recording: A Recording embodying a performance by Artist of a single Composition, or a medley of Compositions, which consists of sound only and is used or useable in the recording, production, manufacture, and/or exploitation of Records. A Master may not consist of words alone without music, or vice versa, unless Company otherwise expressly consents. Company hereby consents to the inclusion of one (1) Master embodying a non-musical "prayer track" by Artist on the First Album, provided that the same is consistent in style with those embodied on previous commercially released Albums featuring Artist's recorded performances.

(y) Materials: As defined in paragraph 9(a) of the Recording Agreement.

(z) Maxi-Single: A record embodying thereon not more than four (4) Masters.

(aa) Mid-Price Record: (1) in the United States, a Record in a particular format which is sold by Company or through Company's distributors at a PPD which is at least sixty-six and two-thirds percent (66-2/3%) but not more than eighty percent (80%) of the then-prevailing PPD for the majority (or plurality) of Company's Top Line Records in such format and (2) outside the United States, a Record in a particular format which is sold by Company, Company's Principal Licensees or their distributors at a PPD which is at least fifty percent (50%) but not more than seventy-five percent (75%) of the applicable Principal Licensee's then-prevailing PPD for the majority (or plurality) of Company's Principal Licensee's Top Line Records in such format.

(bb) Multiple Record Set: Two or more disc units or cassette units packaged and/or marketed as a single unit. For purposes of this agreement, a Multiple Record Set is considered to be one (1) Album.

(cc) Net Receipts: Gross Receipts after deduction by Company of all direct expenses, third-party payments, value-added and/or sales taxes and adjustments related thereto. With respect to Videos, Net Receipts shall be determined after also deducting a marketing and distribution fee equal to: (1) twenty percent (20%) of the applicable Gross Receipts in respect of any broadcast, telecast, cablecast or other similar exploitation (excluding the sale of Audiovisual Records) within the United States if an affiliate of Company arranges for such exploitation; and (2) thirty-five percent (35%) of the applicable Gross Receipts in respect of any broadcast, telecast, cablecast or other similar exploitation (excluding the sale of Audiovisual Records) outside the United States if an affiliate of Company arranges for such exploitation.

(dd) Net Sales: Gross royalty bearing sales, less returns, credits and reserves against anticipated returns and credits. Net Sales shall not include: (1) Records given away or sold at below the applicable PPD for promotional purposes to disc jockeys, reviewers, radio and television stations and networks, motion picture companies, music publishers, Company's employees, you, Artist or others or for use on transportation facilities; (2) Records sold as scrap, salvage, overstock or "cut-outs;" (3) Records sold below cost; and (4) Sampler Records.

(ee) Normal Retail Channels: Net Sales of Records subject to this agreement sold for distribution through Company's or Company's licensee's principal distributor in the country in question for resale through record or other retail stores (and, without limiting the generality of the foregoing, shall exclude sales or distributions referred to in paragraphs 1(c)(i), 1(c)(ii), 1(d), and 1(f) of this Schedule A). If any sale would otherwise be considered a Normal Retail Channel sale (i.e., a sale by Company's principal distributor at

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its regular wholesale price) but for the fact that it is sold via Electronic Transmission (or its equivalent) to the consumer, such sale shall constitute a Normal Retail Channel sale.

(ff) On-Demand Usages: Licensed usages of Records other than Phono Records as part of a service containing a functionality which permits a consumer to access a particular Recording or Recordings on a so-called "on-demand" basis including subscription.

(gg) Option Period: As defined in paragraph 2 of the Recording Agreement.

(hh) Person: Any person, firm, corporation or other entity.

(ii) Phono Record: a Record distributed in a physical Record format (e.g., vinyl LPs, cassettes and compact discs).

(jj) Program Discounts: Discounts given by way of price breaks or so-called "free goods" to "one-stops," rack jobbers, distributors or dealers, whether or not affiliated with Company, which are not Standard Discounts.

(kk) PPD: The published price to dealers utilized by Company or its distributors, as applicable, in the United States and by Company, Company's Principal Licensee or its distributors in each country outside the United States. Company's principal distributors in the United States and Company's Principal Licensee in Canada both currently refer to the published price to dealers as the "Base Price." For Premium Records the PPD shall be deemed to be the amount actually received by Company.

(ll) Premium Record: A Record produced for use in promoting the sale of services and/or merchandise other than Records, and which bears the name of the sponsor for whom the Record is produced; it being understood that Company's use of a Recording hereunder in a medium that incorporates references to other products (e.g., World Wide Web sites, interactive music magazines, etc.) shall not be considered a Premium Record provided that such use does not constitute an endorsement by Artist of the product or service concerned.

(mm) Proportionate Deductions: Proportionate amounts of: (1) any sums deducted by a licensee from its payments to Company pursuant to any law, any government ruling, or any other restriction affecting the amount of the payments which a licensee can remit to Company; and (2) any taxes deducted by a licensee from its payments to Company.

(nn) Principal Licensee: Company's licensee for the majority (or plurality) of Records sold on behalf of Company in the territory concerned including Company's affiliates and non-affiliated Persons

(oo) Record: Any form of reproduction now or hereafter known of sound alone or of sound together with visual images which is manufactured or distributed primarily for home use, institutional (e.g., library or school) use, jukebox use, or use in means of transportation, including, without limitation, any computer-assisted media (e.g., CD-ROM, CD+, DVD, enhanced compact discs, or Electronic Transmission, including, but not limited to, by satellite, cable, or telephone line).

(pp) Recording: Any recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known.

(qq) Recording Agreement or Agreement: The Exclusive Recording Agreement between Company and you to which this Schedule A is attached and incorporated.

(rr) Recording Commitment: As defined in paragraph 3 of the Recording Agreement.

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(ss) Recording Costs: Wages, fees, advances and payments of any nature to or in respect of all musicians, vocalists, conductors, arrangers, orchestrators, engineers, producers, copyists, etc.; payments required by law or contract (including agreements with any labor organization but excluding per record payments to any unions and/or guilds, with whom Company becomes a signatory, if any, after the date of this Agreement); all studio, tape, editing, mixing, re-mixing, mastering and engineering costs; all costs of travel and per diems for non-Company personnel, rehearsal halls, non-studio facilities and equipment, dubdown, rental and transportation of instruments; all costs occasioned by the cancellation of any scheduled recording session; and all other costs and expenses incurred in the production, but not the manufacture, of Masters subject to this agreement which are then customarily recognized as recording costs in the recording industry. If Company furnishes any of its own facilities, materials, services or equipment for which Company has a standard rate, the amount of such standard rate or if there is no standard rate, the market value for the services or thing furnished shall be deemed Recording Costs.

(tt) Re-Recording Restriction: As defined in paragraph 9(a) of the Recording Agreement.

(uu) Royalty Base Price: the Gross Royalty Base applicable to the Record concerned, less excise taxes, duties and other applicable taxes included within the Gross Royalty Base and less Proportionate Deductions, if any.

(vv) Single: A Record embodying thereon no more than two (2) Masters.

(ww) Standard Discounts: Discounts reflected in the PPD.

(xx) Term: As defined in paragraph 2 of the Recording Agreement.

(yy) Territory: The universe.

(zz) Top Line Record: A Record bearing the same PPD as the majority (or plurality) of the new Record releases in the same format and configuration by Company's best-selling artists.

(aaa) Upstream: The right of any of Company's present or future affiliated record labels or distributors to require Company to furnish your and/or Artist's services hereunder to such Person at any time during the Term of this Agreement, in accordance with the terms of this agreement and Company's agreement with such Person.

(bbb) USNRC Net Sales: Net Sales of Top Line Records consisting entirely of Recordings hereunder through normal retail channels in the United States.

(ccc) U.S. Release Date: The date upon which the Master Recordings comprising the Recording Commitment for an applicable Contract Period are initially commercially released in the United States.

(ddd) Value-Added Record: A Multiple Record Set which is sold by Company or its distributors or Company's Principal Licensees or their distributors at a PPD which is no more than one hundred twenty percent (120%) of Company's or the applicable Principal Licensee's then-prevailing PPD for one (1) of the Records comprising such Multiple Record Set.

(eee) Video: An audiovisual work owned or controlled by Company featuring, primarily, the audio soundtrack of one (1) or more Masters.

(fff) Video Production Costs: All amounts paid or incurred in connection with the production, conversion and delivery of Videos. Video Production Costs include, without limitation, costs of transferring Recordings to such Audiovisual Records as Company deems appropriate (e.g., PAL, VHS, DVD),

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flat fee payments to the publishers of musical works, unreimbursed costs and expenses incurred in the duplication and delivery of copies of Videos to licensees, and all direct out-of-pocket costs (such as for rights, artists (including Artist), producers and other personnel, travel, and per-diems for non-Company personnel, facilities, materials, customary services and use of equipment). If Company furnishes any of its own facilities, materials, services or equipment for which Company has a standard rate, the amount of such standard rate (or if there is no standard rate, the market value for the services or thing furnished) shall be deemed an item of Video Production Costs hereunder.

(ggg) Webcasts: Promotional presentations or programs delivered (whether by downloading, streaming or other method) via the Internet or another computer or electronic network linking consumers and entertainment providers.

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SCHEDULE 2

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EXHIBIT A

Her Royal Majesty's Records Inc.
333 Seymour Street, 10th Floor
Vancouver, BC B60 5A6
Canada

Ladies and Gentlemen:

Reference is made to the foregoing agreement between you and I.T.E., LLC (hereinafter called "Productions") relating to my exclusive services as a recording artist ("said agreement").

In order to induce you to enter into said agreement and to pay a good valuable consideration therefor, I hereby agree as follows:

1. I hereby specifically guarantee the performance by Productions of all of the warranties and representations and covenants made in said agreement. I hereby make all of the warranties and representations made by Productions in said agreement, grant you all of the rights and remedies therein granted to you and agree to perform all of the obligations therein undertaken to be performed for you and undertake to be bound thereby as though I was a party to said agreement. I agree that you shall have the right in addition to any other remedies available to you at law or in equity or by reason of this agreement or said agreement to specifically enforce said agreement against me. No notice need be given to me of any modification or waiver of the provisions of said agreement for the purposes of your enforcing said agreement or this agreement against me.

2. Without limiting any of the rights granted to you in said agreement, I hereby grant you the right to use and publish and to permit others to use and publish my name, likeness and all biographical material concerning me and to permit others to write and publish articles concerning me for advertising or trade purposes in connection with the sale and exploitation of my Records.

3. I agree that I will look solely to Productions for the payment of all monies payable to me by reason of my rendering my services in accordance with said agreement, and I agree that you shall have no responsibility to me therefor whatsoever. No breach by Productions of any agreement or agreements which I may now or from time to time have with Productions shall be sufficient cause for my failure or refusal to fully perform for you in accordance with said agreement and this agreement. Should any dispute arise between me and Productions, you shall, upon notice by me, sent to you by certified or registered mail, return receipt requested, withhold the payment of all sums due and becoming due to Productions pursuant to said agreement pending a determination of such dispute. No failure on your part to make any payment to Productions by reason of such withholding shall be deemed to be a breach of said agreement. Should Productions fail or refuse to produce Recordings by me for you pursuant to said agreement or if Productions should cease to be entitled to my services for any reason during the term of said agreement, you shall have the right to designate the producers of such Recordings who shall render their services at the expense of Productions, and I shall render my services with such producers directly for you.

4. I agree to fully render my performances for Productions and you in accordance with said agreement for so long as said agreement shall be in effect. I further agree that for so long as said agreement shall be in effect I will exclusively render my performances for you in connection with the recording and production of Records, and I will not perform in any capacity whatsoever (individually or as part of a group or otherwise) for any other person, firm or corporation for the purpose of making Records.

5. I hereby irrevocably and unconditionally waive any and all moral and like rights that I might have in the Recordings and in the performances embodied therein and hereby agree not to make any claim

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against you or any party authorized by you to exploit the Recordings based on such moral or like rights.

6. In the event of the breach or threatened breach of any term hereof or of said agreement by me, I agree that you shall be entitled to injunctive relief in addition to any other rights or remedies available to you. It is agreed that my services for the purpose of recording Records pursuant to said agreement and this agreement are of a special, unique and extraordinary character.

7. I warrant and represent that I have the right to enter into this agreement, that I am over eighteen (18) years of age, and that Productions and I have the right to grant you all of the rights granted in said agreement and in this agreement, and that neither this agreement nor said agreement nor any performance of mine thereunder shall be in violation of the rights of any third party. I further represent and warrant that I have been represented by independent and experienced music counsel of my choosing in connection with this agreement, and that this agreement is the product of negotiation and will not be construed against you as the drafter.

8. I agree to indemnify you and hold you harmless from and against any liability, loss, damage, cost or expense including reasonable legal fees paid or incurred by you by reason of any breach or threatened breach by me or Productions or failure of the covenants, representations or warranties contained herein or in said agreement.

9. You shall have the right to secure insurance with respect to me for your own benefit. In this connection, I agree to make myself available for physical examinations by a physician as and when reasonably requested to do so and to complete such questionnaires and other documents which you or any insurance carrier may from time to time require in connection with securing and maintaining such insurance.

10. THIS AGREEMENT AND SAID AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND THE VALIDITY, CONSTRUCTION, PERFORMANCE AND BREACH OF THIS AGREEMENT AND SAID AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.. I AGREE TO SUBMIT TO THE JURISDICTION OF THE FEDERAL OR PROVINCIAL OR LOCAL COURTS LOCATED IN VANCOUVER, BRITISH COLUMBIA, CANADA, IN ANY ACTION WHICH MAY ARISE OUT OF SAID AGREEMENT OR THIS AGREEMENT AND SAID COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES BETWEEN PRODUCTIONS AND/OR ME PERTAINING TO SAID AGREEMENT OR THIS AGREEMENT AND ALL MATTERS RELATED THERETO. IN THIS REGARD, ANY PROCESS IN ANY ACTION OR PROCEEDING COMMENCED IN THE COURTS OF THE STATE OF NEW YORK ARISING OUT OF ANY CLAIM, DISPUTE OR DISAGREEMENT UNDER THIS AGREEMENT MAY, AMONG OTHER METHODS, BE SERVED UPON ME BY DELIVERING OR MAILING THE SAME, VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT MAIL (E.G., FEDERAL EXPRESS, AIRBORNE EXPRESS, UNITED PARCEL SERVICE), ADDRESSED TO ME AT THE ADDRESS BENEATH MY SIGNATURE BELOW. ANY SUCH DELIVERY OR MAIL SERVICE SHALL BE DEEMED TO HAVE BEEN SERVED ON THE DATE MAILED AND TO HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE UPON ME WITHIN THE PROVINCE OF BRITISH COLUMBIA. NOTHING CONTAINED IN THIS PARAGRAPH 10 SHALL CONSTITUTE A WAIVER OF ANY OTHER REMEDIES AVAILABLE TO YOU OR PRECLUDE YOU FROM JOINING PRODUCTIONS OR ME IN AN ACTION BROUGHT BY A THIRD PARTY AGAINST YOU IN ANY JURISDICTION, ALTHOUGH YOUR FAILURE TO JOIN PRODUCTIONS OR ME IN ANY SUCH ACTION IN ONE INSTANCE SHALL NOT CONSTITUTE A

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WAIVER OF ANY OF YOUR RIGHTS WITH RESPECT THERETO, OR WITH RESPECT TO ANY SUBSEQUENT ACTION BROUGHT BY A THIRD PARTY AGAINST YOU.

Very truly yours,

Earl Simmons p/k/a "DMX"
Social Security #: 108-58-2580
Address: c/o Scott Mason, Esq.
100 Jane St., Suite 9Q, NY, NY 10014

ACCEPTED AND AGREED TO:

HER ROYALTY MAJESTY'S RECORDS INC.

By:______________________
Duly authorized

I.T.E., LLC

By:______________________
Duly Authorized

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